                                                                      EXHIBIT 32

                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
            CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(b) UNDER
             THE SECURITIES EXCHANGE ACT OF 1934 AND SECTION 1350 OF
                CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

Each of the undersigned, F. Barry Bays and John K. Bakewell, certifies pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code, that (1) this annual report on Form 10-K for the year ended December 31, 2005, of Wright Medical Group, Inc. (the "Company") fully complies with the requirements of
Section 13(a) of the Exchange Act, and (2) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2006

                            /s/ F. Barry Bays
                            --------------------------------------------
                            F. Barry Bays
                            President and Chief Executive Officer

                            /s/ John K. Bakewell
                            ----------------------------------------------
                            John K. Bakewell
                            Executive Vice President and Chief Financial Officer